Exhibit 23.1

Consent of independent registered public accounting firm

We consent to use, in the Registration Statement on Form S-1 of Plandel Resources, Inc., of our report dated June 18, 2010 on our audits of the balance sheet of Plandel Resources, Inc. at May 31, 2010 and the related statements of operations, stockholders' equity, and cash flows for the period from March 19, 2010 (date of inception) to May 31, 2010.

Murray, Utah	/s/ “Madsen & Associates, CPA’s Inc.”

July 8, 2010